Exhibit 4.9

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

LENDINGCLUB CORPORATION

STOCK SUBSCRIPTION

WARRANT

                    , 20

THIS CERTIFIES that, for value received,                                 , or assigns (the “Holder”), shall be entitled to subscribe for and purchase from LENDINGCLUB CORPORATION, a Delaware corporation (the “Corporation”),              shares (the “Warrant Shares”) of Common Stock, $0.01 par value per share of the Corporation (the “Common Stock”), at the Exercise Price (as defined in Section 2 hereof), during the Exercise Period (as defined in Section 1 hereof), pursuant to the terms and subject to the conditions hereof.

Section 1. Exercise Period.

This Warrant may be exercised by the Holder at any time or from time to time after the date hereof and on or prior to                     , 20         (such period being herein referred to as the “Exercise Period”).

Section 2. Exercise Price.

The exercise price (the “Exercise Price”) at any time for each Warrant Share shall be $1.5677, subject to adjustment pursuant to Section 5 hereof.

Section 3. Exercise of Warrant: Warrant Shares.

(a) The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional share of Common Stock), by (i) the surrender of this Warrant (properly endorsed) at the office of the Corporation (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), (ii) delivery to the Corporation of a notice of election to exercise in the form of Exhibit A attached hereto, and (iii) payment to the Corporation of the aggregate Exercise Price by (A) cash, wire transfer finds or check or (B) shares of Common Stock or Warrants to purchase Common Stock (net of the exercise Price for such shares) valued for such purposes at the Market Price per share on the date of exercise. As used herein, “Market Price” at any date of one share of Common Stock shall be the value given such share as determined by the Corporation’s Board of Directors.

(b) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made is referred to herein as an “Exercise Date”. Simultaneously with each exercise, the Corporation shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or, subject to compliance with applicable securities laws, the holder’s designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Corporation shall issue and deliver to the holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares that remain available for purchase upon exercise after exercise of the Warrant.

(c) The person in whose name any certificate for shares of Common Stock is issued upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date, except that if the Exercise Date is a date on which the stock transfer books of the Corporation are closed, such person or entity shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of all or any part of this Warrant; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder to the extent such taxes would exceed the taxes otherwise payable if such certificate had been issued to the Holder.

Section 4. Representations and Warranties of the Holder.

By acceptance of this Note, the Holder represents and warrants to the Corporation that the Holder is an “accredited investor,” as such term is defined in Rule 501 (the provisions of which are known to such Holder) promulgated under the Securities Act of 1933, as amended from time to time.

Section 5. Adjustment of Exercise Price.

5.1 If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price in effect at such time shall be decreased and the aggregate number of Warrant Shares issuable upon exercise of this Warrant as of such record date shall be increased in proportion to such increase in outstanding shares.

5.2 If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price in effect at such time shall be increased and the aggregate number of Warrant Shares issuable upon exercise of this Warrant as of such record date shall be decreased in proportion to such decrease in outstanding shares.

5.3 If, at any time after the date hereof, any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) shall be consummated, then this Warrant shall be exercisable after such reorganization or reclassification into the kind and number of shares of stock or other securities or property of the Corporation to which the holder of the number of shares of Common Stock (immediately prior to the time of such reorganization or reclassification) issuable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification. The provisions of this subdivision 5 shall similarly apply to successive reorganizations or reclassifications.

5.4 Upon any adjustment to the Exercise Price hereunder, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (i) an amount equal to the product of (x) the number of Warrant Shares purchasable hereunder immediately prior to such adjustment multiplied by (y) the Exercise Price immediately prior to such adjustment, by (ii) the Exercise Price immediately after such adjustment.

5.5 All calculations under this Section 5 shall be made to the nearest one-thousandth of a cent ($.001) or to the nearest one-thousandth of a share, as the case may be.

Section 6. No Shareholder Rights.

This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

Section 7. Restrictions on Transfer.

7.1 Subject to applicable securities laws, this Warrant, the Warrant Shares and all rights hereunder are transferable, in whole or in part, at the agency or office of the Corporation referred to in Section 3 hereof, by the Holder in person or by duly authorized attorney, upon (i) surrender of this Warrant properly endorsed, and (ii) delivery of a notice of transfer in the form of Exhibit B hereto. Each transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; provided, however, that until each such transfer is recorded on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

7.2 If the Holder proposes to transfer any of the Warrant Shares, then the Holder shall promptly give written notice (the “Notice”) to the Corporation at least thirty (30) days prior to the closing of such transfer. The Notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of Warrant Shares to be transferred, the nature of such transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. For a period of thirty (30) days following receipt of any notice, the Corporation (or its designee(s)) shall have the right to purchase all or a portion of the Warrant Shares subject to such Notice on the same terms and conditions as set forth therein. The Corporation’s purchase right shall be exercised by written notice signed by an officer of the Corporation (the “Corporation Notice”) and delivered to the Holder within such thirty (30) day period. The Corporation shall effect the purchase of the Warrant Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Corporation’s Notice, and at such time the Holder shall deliver to the Corporation the certificate(s) representing the Warrant Shares to be purchased by the Corporation (or its designee(s)), each certificate to be properly endorsed for transfer. The Warrant Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Corporation’s Common Stock. To the extent that the Corporation does not elect to purchase all of the Warrant Shares subject to the Notice, such Holder may, not later than sixty (60) days following delivery to the Corporation of the Notice, enter into an agreement providing for the closing of the transfer of such Warrant Shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Notice.

7.3 The Holder hereby agrees that he will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering of the Corporation’s securities and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days (or such longer period, not to exceed 18 days after the expiration of the 180-day period , as the underwriters or the Corporation shall request in order to facilitate compliance with NASD Rule 2711)) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, and the undersigned hereby agrees to enter into a form of agreement acceptable to the underwriters reflecting the above restrictions if requested by the Corporation or the underwriters. The foregoing provisions of this section shall not apply (i) to the sale of any shares to an underwriter pursuant to an underwriting agreement (ii) to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or (iii) to a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The underwriters in connection with a public offering of the Corporation’s equity securities are intended third party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. To enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Common Stock held by the undersigned until the end of such period.

Section 8. Lost, Stolen, Mutilated or Destroyed Warrant.

If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 9. Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered mail, postage prepaid, return receipt requested, or via facsimile, addressed as follows:

If to the Corporation, to:

LendingClub Corporation
71 Stevenson Street, Suite 300
San Francisco, CA 94105
Attention: Renaud Laplanche, President

If to the Holder,

To:
Address:

or to such other address as the party to whom notice is to be given may have finished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

Section 10. Governing Law.

This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts of laws.

Section 11. Headings.

The headings of the various sections contained in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

Section 12. Execution in Counterpart.

This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and not separate Warrants.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by a duly authorized officer as of the date first written above.

LENDINGCLUB CORPORATION

By:
Renaud Laplanche
President/CEO

EXHIBIT A

FORM OF NOTICE OF

ELECTION TO EXERCISE

[To be executed only upon exercise

Of the Warrant to which this form is attached]

To LendingClub Corporation:

The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase              shares of Common Stock of LENDINGCLUB CORPORTATION, and herewith tenders the aggregate payment of $              in the form of (a) cash, wire transfer funds or check and/or (b) shares of Common Stock or Warrants to purchase Common Stock (net of the Exercise Price for such Shares) valued for such purposes at the Market Price (as defined in Section 3) per share on the date of exercise, in full payment of the purchase price for such shares. The undersigned request that a certificate for such shares be issues in the name of                     , whose address is                     , and that such certificate be delivered to,                     , whose address is                     .

If such number of shares is less than all of the shares purchasable under the current Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the remaining balance of the shares purchasable under such current Warrant be registered in the name of                     , whose address is                     , and that such a new Warrant be delivered to                     , whose address is                     .

Signature:

(Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant)

Date:

representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(d) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(e) The undersigned is familiar with the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, if applicable.

(f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act, compliance with a registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

3. Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below.

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE PREFERRED STOCK

OF

LENDINGCLUB CORPORATION

Issued on             , 20

Void on             , 20

This certifies that in consideration of the sum of One Dollar ($1) paid to LendingClub Corporation, a Delaware corporation (the “Company”), with principal offices at 370 Convention Way, Redwood City, California 94063, receipt of which is hereby acknowledged,                      is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company, at any time or from time to time, on any business day on or after the date hereof and prior to 5:00 p.m., Pacific time, on             , 20         (the “Expiration Date”) or an earlier expiration of this Warrant as provided in Section 4 hereof, up to that number of shares of Warrant Stock (as defined below) as may be purchased for the amount of $2,500 (the “Maximum Purchase Amount”), at a price per share equal to $1.5677 (the “Warrant Price”), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1. “Change of Control” means (a) a merger or consolidation in which the Company is a constituent party, or a subsidiary of the Company is a constituent party, and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 1.1, all shares of the Company’s Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or (b) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of the Company.

1.2. “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

1.3. “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.4. “Purchase Amount” means, at a given time, an amount equal to the Maximum Purchase Amount less the aggregate amount previously paid to the Company for the purchase of Warrant Stock upon exercise of this Warrant.

1.5. “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.6. “Warrant Stock” means Common Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2. EXERCISE.

2.1. Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, before the Expiration Date, for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Maximum Purchase Amount by (b) the then effective Warrant Price, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

2.2. Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv) any combination of the foregoing.

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2.3. Partial Exercise. Upon a partial exercise of this Warrant: (i) the Purchase Amount immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such exercise of this Warrant, and (ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Maximum Purchase Amount is the Purchase Amount as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Maximum Purchase Amount.

2.4. No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

2.5. Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 8 of the Note are true and correct as of the date of exercise.

2.6. Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X = Y (A-B)

            A

Where X =	the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 2.6.

Y =	the Maximum Purchase Amount divided by the Warrant Price (at the date of such calculation).

A =	the fair market value of one share of Warrant Stock, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 2.6.

B =	the Warrant Price (at the date of such calculation).

The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one share of Warrant Stock.

For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the

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last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise.

3. ISSUANCE OF STOCK. Except as set forth in Section 4 below, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4. EARLY EXPIRATION. This Warrant shall automatically expire and be of no further force and effect without any action by the Holder immediately prior to the earliest of the following: (i) the effective date of a Change of Control, (ii) the effective date of the Initial Public Offering, or (iii) the Maturity Date. If the Company proposes at any time to effect a Change of Control or the Initial Public Offering, the Company shall, at least twenty (20) days prior to the Change of Control or the effective date of the Initial Public Offering, mail to the Holder a notice specifying the date on which the Change of Control or the Initial Public Offering is anticipated to become effective.

5. ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant first becomes exercisable and the date it is exercised.

5.1. Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock.

5.2. Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 5.1 or 5.3 hereof) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this

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Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

5.3. Adjustment for Reorganization, Consolidation, Merger. Except as provided in Section 4 above, in case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another corporation, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2 hereof), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.

5.4. Conversion of Stock. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into Common Stock or other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Warrant Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

5.5. Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6. No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.7. Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect

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the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6. “MARKET STAND-OFF” AGREEMENT.

(a) Holder hereby agrees that it shall not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the first underwritten public offering of the Company’s Common Stock to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) under the Securities Act (the “IPO”), and ending on the date specified by the Company and the managing underwriter (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any capital stock or other securities of the Company held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The Lock-Up Period shall not exceed one hundred eighty (180) days, provided, however, that for the purpose of allowing the underwriters in the IPO to comply with NASD Rule 2711(f)(4), if (a) during the last seventeen (17) days of the Lock-Up Period the Company releases earnings results or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then in each such case, the Lock-Up Period may be extended past one hundred eighty (180) days until the expiration of the eighteen (18)-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable. The foregoing provisions of this Section 6 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. For purposes of this Section 6, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates.

7. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

8. ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

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9. TRANSFER. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. The rights and obligations of the Company and the Holder under this Warrant and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10. GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

11. HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, at 370 Convention Way, Redwood City California 94063, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

13. AMENDMENT; WAIVER. This Warrant may be amended and provisions may be waived by the Company and the Holder only by a written agreement executed by the Company and the Holder.

14. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

LENDINGCLUB CORPORATION

By:

Name: Renaud Laplanche

Title: Chief Executive Officer

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: LendingClub Corporation (the “Company”)

(1) The undersigned Holder hereby elects to:

☐	purchase shares of Stock of the Company (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full; or

☐	convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to shares of Stock of the Company (the “Warrant Stock”) covered by the Warrant.

(2) Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)